DALE MATHESON
                CARR-HILTON LABONTE
              CAHRTERED ACCOUNTANTS
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                                             Partnership of:
                           Robert J. Burkart, Inc.     James F. Can-Hilton, Ltd.
                           Wilfred A. Jacobson, Inc.   Peter J. Donaldson, Inc.
                           Alvin F. Dale, Ltd.         Reginald J. LaBonte, Ltd.
                           Robert J. Matheson, Inc.    Rakesh I. Patel, Inc.
                           Fraser G. Ross, Ltd.        Brian A Shaw, Inc.
                           Anthony L. Soda, Inc.
________________________________________________________________________________



June 15, 2006



U.S Securities and Exchange Commission
Division of
Corporate Finance
450 Fifth Street,
N.W. Washington, D.C. 20549


Dear Sir/Madame:

Re: China Health Holdings Inc. - S-8 Registration of 5,100,000 Shares
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As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in the Post Effective Amendment No. 1 to Form S-8 Registration Statement dated June 15, 2006, of the following:

Our report dated March 15, 2006 to the Stockholders and Board of Directors on the consolidated fmancial statements of the Company as at December 31, 2005 and 2004 and for the years ended and for the period from April 3, 2002 (inception) to December 31, 2005 included in the Company's filing on Form 10-KSB.

Sincerely,

"Dale Matheson Carr-Hilton LaBonte"
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DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants